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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 13, 1998, except as to Note 16, which was as of April 27, 1998, appearing on page F-2 of Computer Learning Centers, Inc.'s Annual Report on Form 10-K for the year ended January 31, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP
Price Waterhouse LLP

New York, New York
May 15, 1998

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